Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 27, 1997 included in American Mobile Satellite Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


/s/ARTHUR ANDERSEN LLP



Washington, D.C.
June 23, 1997